                                                      Registration No. 333-
                                                                           -----
    As filed with the Securities and Exchange Commission on November 17, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         SYBRON DENTAL SPECIALTIES, INC.
                       (FORMERLY KNOWN AS SDS HOLDING CO.)
             (Exact name of registrant as specified in its charter)



                DELAWARE                                        33-0920985
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                        Identification No.)

        1717 West Collins Avenue
           Orange, California                                     92867
(Address of Principal Executive Offices)                        (Zip Code)

                                 ---------------

                         SYBRON DENTAL SPECIALTIES, INC.
                          2000 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                               -------------------


       STEPHEN J. TOMASSI
     Vice President--General                                 Copy to:
     Counsel and Secretary                             BRUCE C. DAVIDSON
Sybron Dental Specialties, Inc.                       Quarles & Brady LLP
    1717 West Collins Avenue                       411 East Wisconsin Avenue
    Orange, California 92867                       Milwaukee, Wisconsin 53202
                     (Name and address of agent for service)

                                 (714) 516-7400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                       PROPOSED
                                                                        MAXIMUM           PROPOSED MAXIMUM
                                              AMOUNT TO BE          OFFERING PRICE           AGGREGATE             AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED       REGISTERED (1)            PER SHARE         OFFERING PRICE (2)     REGISTRATION FEE
========================================= =====================  ===================== ======================= =====================

Common Stock, par value $.01 per share,         5,450,000                 (2)               $42,960,678             $11,342
and associated Preferred Stock Purchase
Rights; and options to acquire same
========================================= =====================  ===================== ======================= =====================


(1) Each share of Common Stock will have attached thereto one Preferred Stock Purchase Right issued pursuant to the Registrant's Rights Agreement. Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant (and associated Rights) as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. In the absence of a trading market for the Common Stock prior to filing of this Registration Statement, the proposed maximum aggregate offering price and amount of registration fee are calculated on the basis of (i) the aggregate exercise price of all of the Sybron International Corporation stock options held by employees of the Registrant and its subsidiaries that can be exchanged for options under the Plan in connection with the spin-off of the Registrant by Sybron International Corporation ($29,096,608), and (ii) as to the estimated 3,143,780 shares constituting the balance of the shares covered by the Plan, an estimated book value per share of $4.41 as of September 30, 2000 (an aggregate of $13,864,070). In accordance with the terms of the Plan, the actual offering price of each share of Registrant's Common Stock covered by an option granted under the Plan after the spin-off shall not be less than 100% of the Fair Market Value (as defined in the Plan) of such stock on the date the option is granted. No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.



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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been previously filed by Sybron Dental Specialties, Inc. (formerly SDS Holding Co.) (the "Registrant" or "SDS") (Commission File No. 001-16057) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated herein by reference:

         - The Registrant's Registration Statement on Form 10, as amended, declared effective by the Commission on November 9, 2000 (the "Form 10").

         - The description of the Registrant's Common Stock and the Preferred Stock Purchase Rights contained in the Form 10, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from their respective dates of filing.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. See second bullet point in Item 3 above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         LIMITATIONS ON LIABILITY OF DIRECTORS

         SDS's restated certificate of incorporation provides that no director of SDS shall be personally liable to SDS or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law, as now in effect or as amended in the future.

         As presently in effect, the Delaware General Corporation Law does not eliminate or limit the liability of any director:

         - for any breach of the director's duty of loyalty to the corporation or its stockholders;

         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;


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         -      for unlawful payments of dividends, unlawful stock purchases or redemptions; or

         - for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is amended in the future to authorize the further elimination or limitation of director liability, the liability of directors will be limited or eliminated in accordance with those changes. Any repeal or modification of the director liability provisions of SDS's charter will not have any effect on a director's liability with respect to acts or omissions occurring prior to the repeal or modification.

         INDEMNIFICATION AND INSURANCE

         Delaware Law. SDS is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

         A Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that the person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

         To the extent that a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which the officer or director has actually and reasonably incurred.

         Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person and incurred by the person in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

         Certificate of Incorporation. In its restated certificate of incorporation, SDS has agreed to indemnify its directors and officers to the fullest extent authorized or permitted by the Delaware General Corporation Law, as now in effect or as in effect at a future date. Any repeal or modification of the director and officer indemnification provisions of SDS's charter will not have any effect on directors' or officers' rights to indemnification with respect to acts or omissions occurring prior to the repeal or modification.

         Bylaws; Other Provisions for Indemnification. SDS's bylaws contain provisions that generally parallel the indemnification provisions of the Delaware General Corporation Law and cover certain procedural matters not dealt with in the Delaware General Corporation Law. Furthermore, certain of SDS's officers or directors are also officers or directors of subsidiaries of SDS and, as a result, such officers or directors may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. SDS also expects to enter into indemnification


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agreements with each of its directors and executive officers which will provide certain contractual indemnity rights to those individuals.

         Insurance. The directors and officers of SDS will be covered by directors' and officers' insurance policies maintained by SDS.

ITEM 7.  EXEMPTION FROM THE REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)     To include any prospectus required by
                                 Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be


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



a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         . . . .

         (h)    Reference is made to the indemnification provisions described in
Item 6 of this Registration Statement.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on November 17, 2000.

                               SYBRON DENTAL SPECIALTIES, INC.


                               By:      /s/ GREGORY D. WALLER
                                  ----------------------------------------------
                                        Gregory D. Waller
                                        Vice President-Finance, Chief Financial
                                        Officer and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*



         Signature                                                              Title
         ---------                                                              -----

/s/ FLOYD W. PICKRELL, JR.                                      President, Chief Executive Officer and Director (Principal
----------------------------------------                        Executive Officer of the Registrant)
Floyd W. Pickrell, Jr.

/s/ GREGORY D. WALLER                                           Vice President-Finance, Chief Financial Officer and
----------------------------------------                        Treasurer (Principal Financial Officer and Principal
Gregory D. Waller                                               Accounting Officer of the Registrant)


/s/ KENNETH F. YONTZ                                            Director
----------------------------------------
Kenneth F. Yontz

/s/ DENNIS BROWN                                                Director
----------------------------------------
Dennis Brown

/s/ DONALD N. ECKER                                             Director
----------------------------------------
Donald N. Ecker

/s/ ROBERT W. KLEMME                                            Director
----------------------------------------
Robert W. Klemme

/s/ JAMES R. PARKS                                              Director
----------------------------------------
James R. Parks

/s/ WILLIAM E.B. SIART                                          Director
----------------------------------------
William E.B. Siart



*Each of these signatures is affixed as of November 17, 2000.

                         SYBRON DENTAL SPECIALTIES, INC.
                               (THE "REGISTRANT")
                         (COMMISSION FILE NO. 001-16057)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



EXHIBIT                                                                INCORPORATED HEREIN                   FILED
NUMBER                        DESCRIPTION                                BY REFERENCE TO                   HEREWITH
------                        -----------                           ------------------------               --------

4.1            Restated Certificate of Incorporation      Exhibit 3.1 to Registrant's Registration
                                                          Statement on Form 10, as amended, declared
                                                          effective by the Commission on November 9,
                                                          2000 (File No. 001-16057) (the "Form 10").

4.2            Bylaws                                     Exhibit 3.2 to the Form 10

4.3            Form of Rights Agreement between           Exhibit 4.1 to the Form 10
               the Registrant and EquiServe Trust
               Company, N.A., as Rights Agent,
               including the Form of Certificate of
               Designation, Preferences and Rights of
               Series A Preferred Stock (Exhibit A),
               Form of Rights Certificate (Exhibit B),
               and Form of Summary of Rights
               (Exhibit C)

5.1            Opinion of Stephen J. Tomassi, Vice                                                             X
               President--General Counsel and
               Secretary of Registrant, as to the
               legality of the securities to be issued

23.1           Consent of KPMG LLP                                                                             X

23.2           Consent of Stephen J. Tomassi                                                              Contained
                                                                                                          in opinion
                                                                                                          filed as
                                                                                                          Exhibit 5.1

24.1           Powers of Attorney                                                                         Signatures
                                                                                                          page to this
                                                                                                          Registration
                                                                                                          Statement

99.1           2000 Long-Term Incentive Plan              Exhibit 10.1 to the Form 10







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